As filed with the Securities and Exchange Commission on May 11, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lordstown Motors Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	83-2533239
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)
2300 Hallock Young Road, Suite 200
Lordstown, Ohio 44481
(234) 285-4001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Melissa A. Leonard
Lordstown Motors Corp. 2300
Hallock Young Road, Suite 200
Lordstown, Ohio 44481
(234) 285-4001
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Janet A. Spreen, Esq.
Baker & Hostetler LLP
127 Public Square, Suite 2000
Cleveland, Ohio 44114
Tel: (216) 621-0200
Fax: (216) 696-0740

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement on Form S-3 is being filed to satisfy our obligations under a registration rights agreement (the “Registration Rights Agreement”) that we entered into on November 22, 2022 with Foxconn Ventures Pte. Ltd., an affiliate of global technology company Hon Hai Technology Group (“HHTG”, either HHTG or applicable affiliates of HHTG are referred to herein as “Foxconn”), in connection with entering into an investment agreement on November 7, 2022 (the “Investment Agreement”) pursuant to which Foxconn agreed to make an additional equity investment in the Company in the form of $70 million of the Company’s Class A common stock and $100 million of our Series A Convertible Preferred Stock (“Preferred Stock”). As of May 10, 2023, 12,917,274 shares of Class A common stock and 300,000 shares of Preferred Stock had been issued to Foxconn under the Investment Agreement. A description of the Investment Agreement and the additional issuances contemplated thereunder is set forth under “Foxconn Investment Transactions.”
The Registration Rights Agreement required us to file this registration statement promptly after May 7, 2023 with respect to the resale by Foxconn, from time to time should it decide to sell, of shares of Class A common stock, as well as the shares of Class A common stock issuable upon conversion of the Preferred Stock (“Conversion Shares”), that had been issued to Foxconn under the Investment Agreement as of the filing date. When and to the extent that additional shares are issued pursuant the Investment Agreement, we may also register such additional shares of Class A common stock and the Conversion Shares issuable upon conversion of such additional shares of Preferred Stock for resale by Foxconn.
Foxconn also has certain demand registration rights under the Registration Rights Agreement pursuant to which it may deliver a written notice to us to require us to register the number of its Registrable Securities (as defined in the Registration Rights Agreement) that it requests to be so registered if the sale of the Registrable Securities requested to be registered is reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 (without regard to any underwriting discount or commission). No request with respect to any demand registration has been made by Foxconn as of the date hereof.
This registration of Foxconn’s Class A common stock and the Conversion Shares for resale is being effected at this time to comply with the terms of the Registration Rights Agreement and should not be construed as reflecting the present intention by Foxconn to sell any such shares and it is not an offering of any shares by the Company.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED May 11, 2023
PRELIMINARY PROSPECTUS
Lordstown Motors Corp.
Up to 28,860,503 Shares of Class A Common Stock

This prospectus relates to the resale from time to time of up to 28,860,503 shares of Class A common stock, $0.0001 par value per share of Lordstown Motors Corp. (the “Class A common stock”), including up to 15,943,229 shares of Class A common stock that may be issued upon the conversion of Series A Convertible Preferred Stock, $0.0001 par value per share of Lordstown Motors Corp. (the “Preferred Stock,” and together with the Class A common stock, the “Securities”) issued pursuant to the Investment Agreement (as defined below), by the selling stockholder identified in this prospectus (the “Selling Stockholder”). We will not receive any proceeds from the sale of the shares offered by this prospectus.
We have agreed, pursuant to a registration rights agreement that we entered into with the Selling Stockholder on November 22, 2022, to bear all of the registration expenses incurred in connection with the registration of these shares of Class A common stock. The Selling Stockholder will pay discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of Class A common stock.
The Selling Stockholder identified in this prospectus may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholder, see the section entitled “Selling Stockholder.”
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “RIDE.” On May 10, 2023, the last reported sale price of the Class A common stock on the Nasdaq Global Select Market was $0.36.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and in our most recent reports on Form 10-K and Form 10-Q that are incorporated by reference in this prospectus before you invest in our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is            , 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, sell the securities offered by it as described in this prospectus. We are not selling any shares of Class A common stock under this prospectus and will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholder.
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder has authorized anyone to provide you with different information. Neither we nor the Selling Stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the information incorporated by reference herein or therein. Refer to “Information Incorporated by Reference” and “Where You Can Find More Information.”
On October 23, 2020 (the “Closing Date”), DiamondPeak Holdings Corp., our predecessor company (“DiamondPeak”), consummated the previously announced merger pursuant to the Agreement and Plan of Merger, dated as of August 1, 2020 (the “Business Combination Agreement”), by and among DiamondPeak, DPL Merger Sub Corp. (“Merger Sub”) and Lordstown Motors Corp. (“Legacy Lordstown” and now known as Lordstown EV Corporation), pursuant to which Merger Sub merged with and into Legacy Lordstown, with Legacy Lordstown surviving the merger as a wholly-owned subsidiary of DiamondPeak (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), DiamondPeak changed its name to Lordstown Motors Corp.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Lordstown,” “we,” “us,” “our” and similar terms refer to Lordstown Motors Corp. (f/k/a DiamondPeak Holdings Corp.) and its consolidated subsidiaries (including Legacy Lordstown). References to “DiamondPeak” refer to our predecessor company prior to the consummation of the Business Combination.
This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

SUMMARY
This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference herein carefully, including the information referenced under the heading “Risk Factors” and in our financial statements, together with any accompanying prospectus supplement.
Overview
Our mission is to accelerate adoption and to be a catalyst in the transition of commercial fleets to all-electric vehicles (“EVs”) for a more sustainable future. We believe we are one of the only North American light duty OEMs focused solely on EVs for commercial fleet customers. We believe the large commercial fleet market presents a unique opportunity for vehicles designed specifically for the needs of these customers. Our strategy is designed to accelerate the launch of new commercial EVs. This includes working on our own vehicle programs as well as partnering with third parties, including Foxconn and its affiliates, as we seek to leverage our vehicle development experience, our proprietary and open-source and other non-proprietary technologies, our existing Endurance vehicle platform, and potentially new vehicle platforms to drive commonality and scale, and more efficiently develop and launch EVs, to enhance capital efficiency and achieve profitability.
Corporate Information
Lordstown Motors Corp., originally known as DiamondPeak Holdings Corp., was incorporated in Delaware on November 13, 2018 as a blank check company for the purpose of effecting a business combination and completed its initial public offering in March 2019. As described above, the Business Combination was completed on October 23, 2020. The mailing address of our principal executive office is 2300 Hallock Young Road, Suite 200, Lordstown, Ohio 44481. Our telephone number is (234) 285-4001. Our website address is www.lordstownmotors.com. Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “RIDE.” Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus.

THE OFFERING
Shares of Class A Common Stock Offered by the Selling Stockholder
28,860,503 shares of Class A common stock, including up to 15,943,229 shares of Class A common stock that may be issued upon conversion of the Preferred Stock.
Use of Proceeds
We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholder.
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
Trading Symbol
RIDE

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in any applicable prospectus supplement and any related free writing prospectus, and under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” “could” or “should,” or, in each case, their negative or other variations or comparable terminology, although not all forward-looking statements are accompanied by such terms. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.
Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized and under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K, and in subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, as well as the following:
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our ability to continue as a going concern, which requires us to manage costs and obtain significant additional funding;

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our ability to timely resolve our dispute with Foxconn (as defined below) regarding the matters asserted in the Foxconn Notices (as defined below) and to receive the proceeds we expected under the Investment Agreement (as defined bellow) and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters;

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our ability to timely obtain necessary funding to continue our operations;

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our ability to continue production of the Endurance;

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the impact of the uncertainty with respect to our relationship with Foxconn and our prospects for additional funding on our supplier arrangements and on our employees;

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the cost and other impacts of contingent liabilities, such as current and future litigation, claims, regulatory proceedings, investigations, complaints, product liability claims and stockholder demand letters, and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, market price of our stock, cash projections, business prospects and ability and timeframe to obtain financing;

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our ability to effectively implement and realize the benefits from our transactions and agreements with Foxconn, if pending disputes are resolved, which depend on many variables that include establishment of the EV Program (as defined below) budget and EV Program milestones and satisfaction of such milestones and other conditions required to be met at the time of funding, and our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates, and other members of the Mobility-in-Harmony (MIH) consortium as well as other parties, and that all such parties adhere to timelines to develop, commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties’ control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors;

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our ability to successfully address known and unknown performance, quality, supply chain and other launch-related issues, some of which are or may be material or may require additional recalls or retrofits of the Endurance, and continue commercial production and sales of the Endurance;

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the risk that additional elements of our technology, including our hub motors, do not perform as expected in the near or longer-term;

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our ability to maintain appropriate supplier relationships, including for our critical components, and the risks with respect to the terms of such arrangements due to our limited production volumes and any minimum quantity requirements, and our ability to establish our supply chain to support new vehicle programs;

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our ability to facilitate cost-effective production of the Endurance, which requires a strategic partner and significant additional capital, including to invest in the tooling to lower the bill of materials (“BOM”) cost, continue design enhancements and enable scaled production;

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the impact of our non-compliance with Nasdaq’s minimum bid price requirement and our ability to regain compliance as a result of the reverse stock split which we have proposed for approval by our stockholders at our annual meeting;

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our ability to execute our business plan, strategic alliances and other opportunities, including development and market acceptance of our planned products;

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risks related to our limited operating history, the execution of our business plan and the timing of expected business milestones, including the ability to effectively utilize existing tooling, a substantial portion of which is soft tooling not intended for long term production;

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our ongoing ability to secure and receive vehicle components from our supply chain in sufficient quantities to meet production volume plans and of acceptable quality to meet vehicle requirements;

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the availability and cost of raw materials and components, particularly in light of current supply chain disruptions and labor concerns, inflation, and the consequences of any shortages on our ability to produce saleable vehicles;

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our ability to successfully identify and implement actions to significantly lower the Endurance BOM cost, including identifying a strategic partner to scale the Endurance;

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our ability to obtain binding purchase orders and build customer relationships, and the impact of the uncertainty regarding our relationship with Foxconn has on our ability to obtain binding purchase orders;

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our ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of after sale service, support and warranty coverage that they will require, and the impact of performance issues, production pauses and delays and recalls on consumer confidence and interest in our vehicles;

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our ability to conduct business using a direct sales model, rather than through a dealer network used by most other original equipment manufacturers;

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the effects of competition on our ability to market and sell vehicles;

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our ability to attract and retain key personnel and hire additional personnel particularly in light of the uncertainty regarding our Foxconn relationship;

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the pace and depth of electric vehicle adoption generally;

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our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

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our ability to obtain required regulatory approvals and comply with changes in laws, regulatory requirements, interpretations of existing laws and governmental incentives;

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the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto;

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cybersecurity threats and breaches and compliance with privacy and data protection laws;

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failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures;

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the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including rising interest rates, fuel and energy prices and the direct and indirect effects of the war in Ukraine; and

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other risks and uncertainties described in this prospectus or that we identify in any of the documents incorporated or deemed incorporated into this prospectus and the registration statement by reference, including those under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and that may be set forth in any subsequent filing, including under any similar caption.

As a result of these uncertainties, there is substantial doubt regarding our ability to continue as a going concern. Our ability to obtain additional financing is extremely limited under current market conditions, in particular for our industry, and also influenced by other factors including the significant amount of capital required, the Foxconn dispute, the fact that the BOM cost of the Endurance is currently, and expected to continue to be, substantially higher than our selling price, uncertainty surrounding the performance of any vehicle produced by us, meaningful exposure to material losses and costs related to ongoing litigation and the SEC investigation, the Nasdaq Notice (as defined below), the market price of our stock and potential dilution from the issuance of any additional securities. If we are unable to resolve our dispute with Foxconn in a timely manner on terms that allow us to continue operating as planned, identify other sources of substantial funding, identify a strategic partner and resolve our significant contingent liabilities, we may need to further curtail or cease operations and seek protection by filing a voluntary petition for relief under the United States Bankruptcy Code. If this were to occur, the value available to our various stakeholders, including our creditors and stockholders, is uncertain and trading prices for our securities may bear little or no relationship to the actual recovery, if any, by holders of our securities in bankruptcy proceedings, if any.
We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

FOXCONN INVESTMENT TRANSACTIONS
On November 7, 2022, the Company entered into an Investment Agreement (the “Investment Agreement”) with the Selling Stockholder, Foxconn Ventures Pte. Ltd., an affiliate of global technology company Hon Hai Technology Group (“HHTG”, either HHTG or applicable affiliates of HHTG are referred to herein as “Foxconn”), pursuant to which Foxconn agreed to make an additional equity investment (collectively, the “Investment Transactions”) in the Company in the form of $70 million of the Class A common stock, and up to $100 million of the Preferred Stock. The Company will use the proceeds from the sale of the Class A common stock for general corporate purposes as determined by the Company’s Board of Directors (the “Board”) and the proceeds from the sale of the Preferred Stock to fund pre-development and design activities for a new electric vehicle program in collaboration with Foxconn (the “EV Program”) or any substitute or replacement electric vehicle program as agreed to by Foxconn or the Company.
On November 22, 2022, the Company completed the initial closing under the Investment Agreement, at which Foxconn purchased for an aggregate investment of approximately $52.7 million (a) 12,917,274 shares of Class A common stock at a purchase price of $1.76 per share, and (b) 300,000 shares of the Preferred Stock at a purchase price of $100 per share (the “Initial Closing”).
The Investment Agreement provides for the second closing of Class A common stock (the “Subsequent Common Closing”), at which time Foxconn is required to purchase approximately 26.9 million shares of Class A common stock for approximately $47.3 million. The Subsequent Common Closing is to occur within 10 business days following the parties’ receipt of a written communication from the U.S. government’s Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS has concluded that there are no unresolved national security concerns with respect to the transactions (“CFIUS Clearance”) and subject to satisfaction of the other conditions set forth in the Investment Agreement (which the Company believes have been or will be satisfied). CFIUS Clearance was received on April 24, 2023, which means the Subsequent Common Closing was to occur on or before May 8, 2023. The Company was, as of May 8, 2023, and remains ready, willing and able to complete the Subsequent Common Closing.
In addition, following the parties’ agreement to the EV Program budget and the EV Program milestones and satisfaction of those EV Program milestones and other conditions set forth in the Investment Agreement, Foxconn is to purchase in two tranches 0.7 million additional shares of the Preferred Stock at a purchase price of $100 per share for aggregate proceeds of $70 million (the “Subsequent Preferred Funding”). The parties agreed to use commercially reasonable efforts to agree upon the EV Program budget and EV Program milestones no later than May 7, 2023.
The completion of the Subsequent Common Closing and the Subsequent Preferred Funding would provide critical liquidity for the Company’s operations. On April 21, 2023, the Company received a letter from Foxconn (the “Foxconn Notice”) (1) asserting that the Company was in breach of the Investment Agreement due to its previously disclosed receipt of a notice (the “Nasdaq Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was no longer in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Global Select Market (the “Bid Price Requirement”) and (2) purporting to terminate the Investment Agreement if the breach is not cured within 30 days. In response, the Company notified Foxconn in writing on April 25, 2023 that (1) it believes the breach allegations in the Foxconn Notice are without merit, (2) the Investment Agreement, by its terms, does not permit Foxconn to terminate it following the Initial Closing, and (3) in any event, Foxconn cannot exercise termination rights because Foxconn has breached the Investment Agreement by failing to use necessary efforts to agree upon the EV Program budget and EV Program milestones to facilitate the Subsequent Preferred Funding.
On May 1, 2023, after having publicly disclosed the Foxconn Notice, the Company received correspondence from Foxconn’s counsel (the “Second Foxconn Notice” and, together with the Foxconn Notice, the “Foxconn Notices”) (1) indicating that Foxconn agrees that it is unable to terminate the Investment Agreement after the Initial Closing, (2) asserting that the Nasdaq Notice constitutes a breach of a representation that is a condition to the Subsequent Common Closing and, therefore, Foxconn is not obligated to consummate the Subsequent Common Closing until such breach is cured, and (3) asserting that the Company’s claims regarding Foxconn’s breach of the Investment Agreement with respect to the EV Program and Subsequent Preferred Funding are without merit.

The Company has proposed for stockholder approval at the Company’s annual meeting to be held on May 22, 2023 an amendment to its second amended and restated certificate of incorporation, as amended (the “Charter”), that would provide its Board of Directors with the ability to effectuate a reverse stock split at a ratio ranging from 1:3 to 1:15, in order to satisfy the Bid Price Requirement. As previously disclosed, Foxconn has taken the position that the fact that the Company has received the Nasdaq Notice is a failure of a condition to the Subsequent Common Closing. The Company rejects that position.
The Company continues to believe that the breach allegations by Foxconn are without merit, and Foxconn was obligated to complete the Subsequent Common Closing on or before May 8, 2023 and remains obligated to complete such closing. The Company intends to enforce its contractual rights and remedies under the Investment Agreement, including with respect to Foxconn’s breach regarding the EV Program budget and EV Program milestones, its funding obligations and its knowing and intentional efforts to invalidly terminate the Investment Agreement without any basis and withhold critical funding to the material detriment of the Company.
The Company is in discussions with Foxconn to seek a resolution regarding these matters; however, to date, the parties are at an impasse and Foxconn did not close the Subsequent Common Closing on May 8, 2023 and Foxconn did not provide its approval of the EV Program budget and EV Program milestones by May 7, 2023. No assurances can be given that the parties will reach a resolution of these matters or that any such resolution will allow the Subsequent Common Closing or the Subsequent Preferred Funding to occur on a timely basis. If the Subsequent Common Closing is further delayed or such fundings do not occur, the Company will be deprived of critical funding necessary for its operations. The Company is evaluating its legal and financial alternatives in the event a resolution is not reached.
The Investment Agreement also provides that:
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Board Representation:   Foxconn will have the right to appoint two designees to the Board subject to the consummation of the Subsequent Common Closing. Foxconn has proposed two nominees, who have been approved for appointment to the Board subject to and effective upon the Subsequent Common Closing. Foxconn will relinquish one Board seat if it does not continue to beneficially own shares of the Class A common stock, the Preferred Stock and shares of the Class A common stock issued upon conversion of shares of the Preferred Stock that represent (on an as-converted basis) at least 50% of the number of shares of the Class A common stock (on an as-converted basis) acquired by Foxconn in connection with the Investment Transactions and will relinquish its other Board seat if it does not continue to beneficially own at least 25% of the number of shares of the Class A common stock in connection with the Investment Transactions (on an as-converted basis) acquired by Foxconn (the “25% Ownership Requirement”).

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Standstill:   Until the date that is the later of December 31, 2024 and 90 days after the first day on which no Foxconn-appointed director serves on the Board and Foxconn no longer has a right to appoint any directors, without the approval of the Board, Foxconn will not (i) acquire any equity securities of the Company if after the acquisition Foxconn and its affiliates would own (A) prior to the Subsequent Common Closing, 9.99% of the capital stock of the Company that is entitled to vote generally in any election of directors of the Company (“Voting Power”), (B) prior to the time the Company obtains the approval of stockholders contemplated by Rule 5635 of the Nasdaq listing rules as in effect on November 7, 2022 with respect to certain equity issuances (the “Requisite Stockholder Approval”), 19.99% of the Voting Power and (C) at all times following the Subsequent Common Closing and the Requisite Stockholder Approval, 24% of the Voting Power (collectively, the “Ownership Limitations”), or (ii) make any public announcement with respect to, or offer, seek, propose or indicate an interest in, any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of more than 50% of the assets, properties or securities of the Company, or enter into discussions, negotiations, arrangements, understandings, or agreements regarding the foregoing.

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Exclusivity:   Prior to the Subsequent Common Closing, (i) without Foxconn’s consent, the Company will not (A) encourage, solicit, initiate or facilitate any Acquisition Proposal (as defined below), (B) enter into any agreement with respect to any Acquisition Proposal or that would cause it not to consummate any of the Investment Transactions or (C) participate in discussions or negotiations with, or furnish any information to, any person in connection with any Acquisition Proposal, and (ii) the Company will inform Foxconn of any Acquisition Proposal that it receives. An “Acquisition Proposal” means any proposal for any (i) sale or other disposition by merger, joint venture or otherwise of assets of the Company representing 30% or more of the consolidated assets of the Company, (ii) issuance of securities representing 15% or more of any equity securities of the Company, (iii) tender offer, exchange offer or other transaction that would result in any person beneficially owning 15% or more of any equity securities of the Company, (iv) merger, dissolution or similar transaction involving the Company representing 30% or more of the consolidated assets of the Company, or (v) combination of the foregoing. The Company has also agreed that, while the Preferred Stock is outstanding, it will not put in place a poison pill that applies to the Preferred Stock held by Foxconn or to the Class A common stock that Foxconn acquires from the Company.
•
Voting Agreement and Consent Rights:   The terms of the Investment Agreement and Certificate of Designations (as defined below) provide that, until the later of (i) December 31, 2024 and (ii) 90 days after the first day on which no Foxconn-appointed director serves on the Board and Foxconn no longer has a right to appoint any directors, Foxconn has agreed to vote all of its shares of the Class A common stock and the Preferred Stock (to the extent then entitled to vote) in favor of each director recommended by the Board and in accordance with any recommendation of the Board on all other proposals that are the subject of stockholder action (other than any action related to any merger or business combination or other change of control transaction or sale of assets). So long as the 25% Ownership Requirement is satisfied, without the consent of the holders of at least a majority of the then-issued and outstanding Preferred Stock (voting as a separate class), the Company cannot (i) amend any provision of the Charter or By-Laws in a manner that would adversely affect the Preferred Stock or increase or decrease the number of shares of the Preferred Stock, (ii) authorize or create, or increase the number of shares of any parity or senior securities other than securities on parity with the Preferred Stock with an aggregate liquidation preference of not more than $30 million, (iii) increase the size of the Board, or (iv) sell, license or lease or encumber any material portion of the Company’s hub motor technology and production line other than in the ordinary course of business.

•
Participation Rights:   Following the Subsequent Common Closing and until Foxconn no longer has the right to appoint a director to the Board, other than with respect to certain excluded issuances, Foxconn has the right to purchase its pro rata portion of equity securities proposed to be sold by the Company; provided, that the Company is not required to sell Foxconn securities if the Company would be required to obtain stockholder approval under any applicable law or regulation.

The Investment Agreement contains closing conditions. The Investment Agreement can be terminated by mutual agreement of the parties to amend the Investment Agreement to allow such a termination, and cannot otherwise be terminated by either party following the Initial Closing.
Certificate of Designations of Preferred Stock
On November 22, 2022, the Company filed with the Secretary of the State of Delaware a Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designations”) designating 1,000,000 shares as Series A Convertible Preferred Stock and designating the rights, preferences and limitations of such shares.
Pursuant to the Certificate of Designations, commencing on the earlier of (x) the date of the Subsequent Common Closing and (y) November 7, 2023 (the “Conversion Right Date”), and subject to the Ownership Limitations, the Preferred Stock is convertible at the option of the holder into a number of shares of Class A common stock obtained by dividing the sum of the liquidation preference (i.e., $100 per share) and all accrued but unpaid dividends with respect to such share as of the applicable conversion date by the conversion price as of the applicable conversion date. The conversion price currently is $1.936 per share and it is subject to customary adjustments, including for the issuance of Class A common stock as a dividend or distribution to all or substantially all holders of Class A common stock, a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of the Class A common stock or a reclassification of Class A common stock into a greater or lesser number of shares of Class A common stock. At any time following the third anniversary of the date of issuance, the Company can cause the Preferred Stock to be converted if the volume-weighted average price of the Class A common stock exceeds 200% of the

Conversion Price for a period of at least twenty trading days in any period of thirty consecutive trading days. Foxconn’s ability to convert is limited by clauses (i) and (ii) of the definition of the Ownership Limitations.
Registration Rights Agreement
In connection with and as a condition to the Initial Closing, the Company and Foxconn entered into the Registration Rights Agreement pursuant to which the Company agreed to use reasonable efforts to file and cause to be declared effective a registration statement with the SEC registering the resale of the shares of Class A common stock issued under the Investment Agreement, including any shares of Class A common stock issuable upon conversion of the Preferred Stock, promptly following the earlier to occur of (i) the Subsequent Common Closing, and (ii) May 7, 2023. Foxconn also has customary demand and piggyback registration rights with respect to these shares, and indemnification rights.

USE OF PROCEEDS
All of the shares of the Class A common stock offered by this prospectus are being registered for the account of the Selling Stockholder. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of the Class A common stock covered by this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the resale of the shares of Class A common stock.

SELLING STOCKHOLDER
The Selling Stockholder named below may resell from time to time up to 28,860,503 shares of the Class A common stock, including up to 15,943,229 shares of Class A common stock that may be issued upon the conversion of the Preferred Stock.
The following table shows information as of March 31, 2023 regarding (i) the number of shares of Class A common stock held of record or beneficially by the Selling Stockholder as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the Selling Stockholder. The beneficial ownership of the Class A common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.
The percentage of shares owned prior to completion of the offering is based on 238,991,775 shares of Class A common stock outstanding as of March 31, 2023.
	Shares of Class A common stock beneficially owned before this offering		Shares of Class A common stock offered pursuant to this prospectus	Shares of Class A common stock beneficially owned after this offering
Name of Selling Stockholder	Number of shares(1)(2)	Percentage of shares	Number of shares(1)(2)	Number of shares(1)	Percentage of shares
Foxconn Ventures Pte. Ltd.(3)	28,860,503	11.32%	28,860,503	—	—

(1)
The aggregate amount of shares set forth above includes: (i) 12,917,274 shares of Class A common stock and (ii) 15,943,229 shares of Class A common stock that may be issued upon the conversion of the Preferred Stock held by Foxconn Ventures Pte. Ltd. (“Foxconn Ventures”) beginning on the Conversion Right Date and subject to the Ownership Limitations. We do not know when or in what amounts the Selling Stockholder may offer shares of Class A common stock for sale. The Selling Stockholder may decide not to sell any or all of the shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholder.

(2)
Based on the Company’s reasonable good faith estimate of the number of shares of Class A common stock issuable upon conversion (once such shares become convertible) of the Preferred Stock as of March 31, 2023. Beginning on the Conversion Right Date, and subject to the Ownership Limitations, the Preferred Stock is convertible at the option of the holder into a number of shares of Class A common stock obtained by dividing the sum of the liquidation preference (i.e., $100 per share) and all accrued but unpaid dividends with respect to such share as of the applicable conversion date by the conversion price as of the applicable conversion date. The conversion price currently is $1.936 per share and is subject to customary adjustments.

(3)
The address of the principal office of Foxconn Ventures is 80 Robinson Road #02-00 Singapore (068898).

The amounts set forth above exclude the following shares beneficially owned by entities affiliated with Foxconn Ventures that are not being offered for sale under this prospectus: (i) 7,248,163 shares of Class A common stock held by Foxconn (Far East) Limited (“Foxconn Far East”); and (ii) 1,700,000 shares of Class A common stock underlying warrants held by Foxconn EV Technology, Inc. (“Foxconn EV”) that became exercisable as of April 24, 2023. Foxconn Far East owns 54.5% of the outstanding equity interests of Foxconn Ventures and controls its board of directors. Each of Foxconn Far East, Foxconn EV, Foxteq Holdings Inc. (“Foxteq Holdings”), Foxteq Integration Inc. (“Foxteq Integration”) and PCE Paragon Solutions Kft. (“PCE”) is a wholly owned subsidiary of Hon Hai Precision Industry Co., Ltd. (“Hon Hai”). In this capacity, Hon Hai exercises shared voting and investment power over the shares held directly or indirectly by Foxconn Ventures, Foxconn Far East, Foxteq Holdings, Foxteq Integration, PCE and Foxconn EV. Foxconn’s collective beneficial ownership of our securities is subject to the Ownership Limitations. The principal address of Hon Hai is No. 66, Zhongshan Road, Tucheng Industrial Zone, Tucheng District, New Taipei City, 23680, Taiwan.

Foxconn Ventures is party to the Investment Agreement and the Registration Rights Agreement with the Company. See “FOXCONN INVESTMENT TRANSACTIONS.”
Affiliated entities of Foxconn Ventures have also entered into the following transactions:
On May 11, 2022, we closed the transactions contemplated by the asset purchase agreement with Foxconn EV dated November 10, 2021 (the “Asset Purchase Agreement” or “APA” and the closing of the transactions contemplated thereby, the “APA Closing”). Pursuant to the APA, Foxconn purchased our manufacturing facility located in Lordstown, Ohio. We continue to own our hub motor assembly line, as well as our battery module and pack line assets, certain tooling, intellectual property rights and other excluded assets. The $257 million in proceeds from the sale of the Lordstown facility consisted of the $230 million initial purchase price for the assets, plus $8.9 million for expansion investments and an $18.4 million reimbursement for certain operating expenses from September 1, 2021 through the APA Closing. In connection with the APA Closing, the Company issued warrants to Foxconn that are exercisable until the third anniversary of the APA Closing for 1.7 million shares of Class A common stock at an exercise price of $10.50 per share (the “Foxconn Warrants”). In October 2021, prior to entering into the APA, Foxconn purchased 7.2 million shares of the Company’s Class A common stock for approximately $50.0 million.
On May 11, 2022, we and Foxconn EV entered into a manufacturing supply agreement (the “Contract Manufacturing Agreement” or “CMA”) and lease agreement (the “Lease Agreement”) in connection with the closing of the Company’s sale of its manufacturing facility in Lordstown, Ohio to Foxconn. Pursuant to the Contract Manufacturing Agreement, Foxconn: (i) manufactures the Endurance at the Lordstown facility for a fee per vehicle; (ii) following a transition period, procures components for the manufacture and assembly of the Endurance, subject to sourcing specifications provided by Lordstown; and (iii) provides certain post-delivery services. The CMA requires Foxconn to use commercially reasonable efforts to assist with reducing component and logistics costs and reducing the overall bill of materials cost of the Endurance, and otherwise improve the commercial terms of procurement with suppliers. Foxconn conducts testing in accordance with procedures established by us and we are generally responsible for all motor vehicle regulatory compliance and reporting. The CMA also allocates responsibility between the parties for other matters, including component defects, quality assurance and warranties of manufacturing and design. Foxconn invoices us for manufacturing costs on a fee per vehicle produced basis, and to the extent purchased or incurred by Foxconn, component and other costs. Production volume and scheduling are based upon rolling weekly forecasts we provide that are generally binding only for a 12-week period, with some ability to vary the quantities of vehicle type.
The CMA became effective on May 11, 2022 and continues for an initial term of 18 months plus a 12-month notice period in the event either party seeks to terminate the agreement. In the event neither party terminates the CMA following the initial term, it will continue on a month-to-month basis unless terminated upon 12 months’ prior notice. The CMA can also be terminated by either party due to a material breach of the agreement and will terminate immediately upon the occurrence of any bankruptcy event.
Under the Lease Agreement, we lease office space at the Lordstown, Ohio facility.
From January 1, 2022, we paid Foxconn an aggregate of $435,225 under the CMA and Lease Agreement for expenses incurred under those agreements in 2022.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Stockholder or its permitted transferees from time to time of up to 28,860,503 shares of Class A common stock, including up to 15,943,229 shares of Class A common stock that may be issued upon the conversion of the Preferred Stock.
We are required to pay all fees and expenses incident to the registration of the shares of the Class A common stock to be offered and sold pursuant to this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sale of shares of the Class A common stock.
We will not receive any of the proceeds from the sale of the shares of the Class A common stock by the Selling Stockholder. The aggregate proceeds to the Selling Stockholder will be the purchase price of the Class A common stock less any discounts and commissions borne by the Selling Stockholder.
The shares of Class A common stock beneficially owned by the Selling Stockholder covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling shares of the Class A common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholder may sell its shares of Class A common stock by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

•
through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than

•
on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell our securities short and redeliver the shares to close out such short positions. The

Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of securities. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Stockholder and any broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholder and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Baker & Hostetler, LLP, Cleveland, Ohio. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the years in the three year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company does not have sufficient cash, cash equivalents and short-term investments to execute its business plan that raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
This prospectus does not contain all the information in the registration statement of which this prospectus forms a part. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.
Our website address is www.lordstownmotors.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Lordstown Motors Corp.
2300 Hallock Young Road, Suite 200
Lordstown, OH 44481
Attention: Secretary — Legal Department
INFORMATION INCORPORATED BY REFERENCE
This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 6, 2022.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 11, 2023.

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed on May 4, 2023.

•
Our Current Reports on Form 8-K, filed on January 26, 2023, February 8, 2023, February 22, 2023, February 23, 2023, April 20, 2023, May 1, 2023 and May 11, 2023.

•
The Description of Class A common stock filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 4, 2023.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including those made after the date of the initial filing of the post- effective amendment to the registration statement of which this prospectus is a part and prior to effectiveness of such post-effective amendment.

Lordstown Motors Corp.
Up to 28,860,503 Shares of Class A Common Stock

PROSPECTUS

           , 2023

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.
Amount
SEC Registration fee		$1,121.58
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.   Indemnification of Directors and Officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Additionally, our Charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•
for any transaction from which the director derives an improper personal benefit;

•
for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
for any unlawful payment of dividends or redemption of shares; or

•
for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.
Item 16.   Exhibits.
Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on October 29, 2020).
3.2	Amended and Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on October 29, 2020).
3.3	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Lordstown Motors Corp. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on August 18, 2022).
4.1	Registration Rights Agreement, dated November 22, 2022, between Lordstown Motors Corp. and Foxconn Ventures Pte. Ltd. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2022).
5.1*	Opinion of Baker & Hostetler LLP.
23.1*	Consent of KPMG LLP, independent registered accounting firm.
23.2*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
107*	Filing Fee Table.

*
Filed herewith

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lordstown, State of Ohio, on May 11, 2023.
LORDSTOWN MOTORS CORP.
By:
/s/ Edward T. Hightower

Edward T. Hightower
Chief Executive Officer and President
(Principal Executive Officer)
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward T. Hightower, Adam Kroll and Melissa A. Leonard, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Edward T. Hightower Edward T. Hightower	Chief Executive Officer, President and Director (Principal Executive Officer)	May 11, 2023
/s/ Adam Kroll Adam Kroll	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 11, 2023
/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	Executive Chairman of the Board	May 11, 2023
/s/ David T. Hamamoto David T. Hamamoto	Director	May 11, 2023
/s/ Keith Feldman Keith Feldman	Director	May 11, 2023
/s/ Jane Reiss Jane Reiss	Director	May 11, 2023

Signature	Title	Date
/s/ Dale Spencer Dale Spencer	Director	May 11, 2023
/s/ Angela Strand Angela Strand	Director	May 11, 2023
/s/ Laura Soave Laura Soave	Director	May 11, 2023
/s/ Joseph B. Anderson Jr. Joseph B. Anderson Jr.	Director	May 11, 2023